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                                                                    EXHIBIT 10.2

                        U.S. ONLINE COMMUNICATIONS, INC.

                        1998 RESTRICTED STOCK AWARD PLAN



                               SECTION 1. PURPOSE.

        The U.S. OnLine Communications, Inc. 1998 Stock Award Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of U.S. OnLine Communications, Inc. a Delaware corporation and its subsidiaries (the "Company"), by providing them with opportunities to acquire common stock of the Company pursuant to Awards described herein. It is further intended that this Plan compensate key employees for their contributions to the growth and profits of the Company and thereby induce them to make such contributions in the future.

                             SECTION 2. DEFINITIONS.

          (a) "Award" or "Award Share" shall mean the specific allocation of Common Stock detailed in each Participant's individual "Award Certificate" (as described in Appendix A.)

          (b) "Board" shall mean the Board of Directors of the Corporation.

          (c) "Common Stock" shall mean the voting common stock of the Corporation.

          (d) "Corporation" shall mean U.S. OnLine Communications, Inc., a Delaware corporation and any Subsidiary of the Corporation.

          (e) "Date of Issuance" shall mean that date upon which the Participant has made the final payment for purchase of his/her Shares under this Plan and such Shares are transferred to the Participant's name.

          (f) "Participant" shall mean any individual to whom an Award has been granted or issued under the Plan.

          (g) "Plan" shall mean this U.S. OnLine Communications, Inc. 1998 Restricted Stock Award Plan, as amended. The Plan is effective March 10, 1998.

          (h) "Purchase Price" shall mean, at any specified time, the price paid by the Participant per Share (in accordance with the individual Award) times the number of Shares being purchased.

          (i) "Restricted Period" shall mean a period starting on the Date of Issuance of such Award Shares to the Participant and ending on such date not less than three (3) years after the Date of Issuance, as the Committee may establish at the time of allocation of shares hereunder.

          (j)       "Share" shall mean one authorized share of Common Stock.


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          (k)       "Subsidiary" shall mean any corporation (other than the
                    Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           SECTION 3. ADMINISTRATION.

        (a) The Board shall supervise and administer the Plan. Any questions of interpretation of the Plan or of any Awards issued under it shall be determined by the Board and such determination shall be final and binding upon all persons. Any or all powers and discretions vested in the Board under the Plan (except the power to amend or terminate the Plan) may be exercised by a committee of at least three directors (the "Committee") authorized by the Board to do so. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

        (b)     The Plan will be governed by the laws of Delaware.

        (c) All costs and expenses incurred in the operation and administration of this Plan will be borne by the Company.

                            SECTION 4. PARTICIPANTS.

        Participants will consist of such key employees of the Company (including officers and directors, except for persons serving as directors only) as the Board, in its sole discretion may designate from time to time to receive Awards under the Plan. In selecting those employees whom it wishes to recommend for allocations and in determining the number of Awards it wishes to recommend, the Board shall consider the position and responsibilities of the eligible employees, the value of their services to the Company and such other factors as the Board deems pertinent. Awards may be granted under this Plan to persons who have previously received Awards or other benefits under this or other plans of the Company.

                   SECTION 5. SHARES RESERVED UNDER THE PLAN.

                (a) Shares Reserved. There is hereby reserved for issuance as Awards under the Plan an aggregate of 500,000 shares of Common Stock, par value $.001, which may be authorized but unissued or treasury shares. Any shares subject to Awards may thereafter be subject to new Awards under this Plan if shares of Common Stock are issued under such Awards and are thereafter reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

                (b) Adjustments to Reserve. Upon the allocation of Shares hereunder, the reserve will be reduced by the number of shares so allocated and, upon the failure to make the required payment on the issuance of any Shares pursuant to Section 6 or upon the


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                        repurchase thereof pursuant to Section 7, the reserve
                        shall be increased by such number of shares, and such Shares may again be the subject of allocations hereunder.

                (c) Distributions of Shares. Distributions of Shares under this Plan, as the Board shall in its sole discretion determine, may be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Shares under this Plan shall be fully paid and non-assessable shares and free from preemptive rights.

                  SECTION 6. PAYMENT REQUIRED OF PARTICIPANTS.

(a) Award Allocation. When an allocation is made pursuant to an individual Award, the Board shall advise the Participant and the Company thereof by delivery of written notice in the form of Appendix A to this Plan. Within 15 days from the date of allocation, the Participant shall, if he/she desires to accept the Award allocation, pay to the Company an amount equal to $.001, in cash or by certified or bank cashier's check..

(b) Death of Participant. In the event of the death of a Participant during employment or prior to the termination of any Award held by him hereunder, each Award theretofore granted to him shall be payable to the extent provided therein but not later than one year after his death (and not beyond the stated duration of the Award.) Any such payment shall be made only:

        (1) To the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution; and

        (2) To the extent, if any, that the deceased Participant was entitled at the date of his death.

                    SECTION 7. RESTRICTIONS ON AWARD SHARES.

The restrictions to which Award Shares shall be subject are:


(a) Investment Intention. The Company may require that, in acquiring any Award Shares, the Participant agree with, and represent to, the Company that the Participant is acquiring such Award Shares for the purpose of investment and with no present intent to transfer, sell, or otherwise dispose of such shares except for such distribution by will or the laws of descent and distribution.

(b) Right of First Refusal. During the Restricted Period applicable to such Award Shares and except as otherwise specifically provided in the Plan, none of such Award Shares shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless they first, by written notice, have been offered to the Company for repurchase for the same amount as was paid therefor under Section 6, with appropriate adjustment for any change in the Award Shares for stock splits, etc. (described in Section 8) and the Company shall not have so repurchased the shares and made payment in full therefor. Unless such repurchase is otherwise prohibited by the laws of the State of Delaware currently in effect at the time of an offer of Award Shares to the Company for repurchase pursuant to the terms of this Plan, the


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        Company shall repurchase said shares and make payment in full therefor within thirty (30) days following such offer.

(c) Vesting. If a Participant's employment is terminated for any reason (including such Participant's death or disability), at any time before the Restricted Period ends, such termination shall be deemed to be an offer to the Company as described in Section 7(b) above as to:

                (i) All such shares issued to such Participant, if such termination occurs within one year from the Date of
                        Issuance:

                (ii) 66.6% of the total number of such shares originally issued (including any other or additional securities issued in respect thereof, as contemplated by Section 8 to such Participant, if such termination occurs more than one year after the Date of Issuance but prior to two years after that date;

                (iii) 33.3% of the total number of such shares originally issued (including any other or additional securities issued in respect thereof, as contemplated by Section 8 to such Participant, if such termination occurs on or after two years after the Date of Issuance but prior to the end of the Restricted Period.

        If a Participant's individual Award Certificate states that there is to be another vesting schedule than that mentioned above in (i) through
        (iii), then the vesting schedule stated in such Award Certificate shall override any vesting stated in this Plan.

(d) Delivery of Written Notice. All notices in writing required pursuant to this Section 7 will be sufficient only if actually delivered or if sent via registered or certified mail, postage prepaid, to the Company, attention Treasurer, and/or the escrow agent at it principal office within the City of Austin, and will be conclusively deemed given on the date of delivery, if delivered or on the first business day following the date of such mailing if mailed.


                        SECTION 8. ADJUSTMENT PROVISIONS.

(a) Generally. If the Company shall at any time change the number of issued shares of Common Stock without new considerations to the Company (by stock dividends, stock splits, or similar transactions), the total number of shares reserved for issuance under the Plan and the number of shares covered by each outstanding Award shall be adjusted so that the value of each such Award shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrences.

(b) Listing on the Stock Exchange. The Company shall take such action as shall be necessary to cause any Shares issued under this Plan and not previously listed to be listed on the NASDAQ Stock Exchange and/or such other exchange(s) on which shares of the same class as the Shares are then listed.

                    SECTION 9. ESCROW OF SHARE CERTIFICATES.

        Certificates for the Award Shares shall be issued in the Participant's name and shall be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided herein; provided, however, that the terms of such escrow shall make allowance for the


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transactions contemplated by Section 8 above. A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Participant upon such lapse.

                          SECTION 10. OTHER PROVISIONS.

        (a) Generally. Any Award under the Plan may also be subject to such other provisions (whether or not applicable to an Award to any other Participant) as the Board determines appropriate, including without limitation, provisions for the forfeiture of and restrictions on the sale, resale or other disposition of shares acquired under any Award, provisions giving the Company the right to repurchase shares acquired under any Award, provisions to comply with federal and state securities laws, or understandings or conditions as to the Participant's employment in addition to those specifically provided for under this Plan.

        (b) Rights of Participants. Participants of allocations will have no rights with respect Award Shares other than those set forth in the Plan. Except as provided in Section 6, such rights may not be assigned or transferred except by will or by the laws of descent and distributions. If any attempt is made to sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of any Shares held by the Participant under restrictions which have not yet lapsed, the shares that are the subject of such attempted disposition will be deemed offered to the Company for repurchase, and the Company will repurchase them, as described in Section 7(b). Before issuance of Awards, no Shares will be earmarked for any Participant's accounts nor will such Participants have any rights as stockholders with respect to such Shares.

        (c) Limitation on Actions. Every right of action by or on behalf of the Company or by any shareholder against any past, present, or future member of the Board, the Committee, or any officer or employee of the Company arising out of in connection with this Plan shall, regardless of the place where the action may be brought and regardless of the place of residence of any such director, committee member, officer or employee, cease and be barred by the expiration of three years from the later of:

                (i) the date of the act or omission in respect of which such right of action arises or

                (ii) the first date upon which there has been made generally available to shareholders an annual report of the Company and a proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the amount of the allocations.

        In addition, any and all right of action by any employee (past, present or future) against the Company or any member of the Committee arising out of or in connection with this Plan will, regardless of the place where the action may be brought and regardless of the place of residence of any Committee member, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.


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                         SECTION 11. EMPLOYMENT RIGHTS.

        A Participant's right, if any, to continue to serve the Company and its Subsidiaries as an officer, employee or otherwise, shall not be enlarged or otherwise affected by his designation as a Participant under the Plan.

                SECTION 12. DURATION, AMENDMENT AND TERMINATION.

        No Award shall be granted more than 10 years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and the Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under this Plan, or any benefit previously or thereafter granted to him under any future plan of the Company. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent.

                    SECTION 13. REGISTRATION OF AWARD SHARES.

        (a) Registration Requirement. If the Company determines at any time to register any of its securities under the Securities Act of 1933 (or similar statute then in effect) the Company, at its expense, will include among the securities which it then registers all Award Shares or other stock or securities issued in respect thereof, in exchange therefor, or in replacement thereof as to which the Restricted Period has expired. The requirement of the preceding sentence, however, will not apply to the extent that any participant at that time has no present intent to sell or distribute the relevant shares. Also, in the case of stock or securities not of the Company, the Company's obligation under this Section 13 will be limited to using its best efforts to effect such registration.

        (b)     Written Notification. As to each registration pursuant to this
                Section 13, the Company will keep the Participants advised in writing as to the initiation of proceedings for such registration and as to the completion thereof, and at tits expense will keep such registration effective for a period of nine months, or until all sales and distributions contemplated in connection therewith are completed, whichever period is shorter. Each Participant will at his own expense furnish to the Company such information regarding the Participant and the Participant's ownership of Award Shares (or other stock or securities) as the Company may reasonable request in writing in connection with any such registration.

        (c) Prospectus; Indemnification. The Company, at its expense, will furnish to each Participant such number of prospectuses incident to any such registration as such Participant from time to time reasonably may request. In addition, the Company will indemnify each such Participant against all claims, losses, damages, and liabilities caused by any untrue statement of a material fact contained in such prospectus (or in any related registration statement) or by any omission to state therein a material fact


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                required to be stated therein or necessary to make the
                statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Company by such Participant expressly for use therein. Further as a condition precedent to the obligations of the Company pursuant to this
                Section 13, each Participant will agree in writing to indemnify the Company against all claims, losses, damages and liabilities caused by an untrue statement or omission based upon information furnished to the Company by such Participant expressly for use therein.



U.S. ONLINE COMMUNICATIONS, INC.



By:___________________



                             Date: _________________


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                                  APPENDIX "A"

                                AWARD CERTIFICATE
                                       FOR
                           RESTRICTED STOCK AGREEMENT


        This Agreement is made as of the ___ day of March, 1998 ("Date of Award"). between U.S. OnLine Communications, Inc., a Delaware corporation (the "Company"), and _____ (the "Participant.") In consideration of the agreements set forth below, the Company and the Participant agree as follows:

1. Grant. A restricted stock award ("Award") of _____ shares ("Award Shares") of the Company's common stock, $.001 par value per share ("Common Stock"), is hereby granted by the Company to the Participant subject to the following terms and conditions and to the provisions of the U.S. OnLine Communications, Inc. 1998 Stock Award Plan (the "Plan"), the terms of which are incorporated by reference herein.

2. Payment. For the grant of Award Shares to be issued, the Participant must make payment of $.001 and deliver to the Treasurer of the Company an this Agreement in duplicate, within 30 days from the date of this notice. The Participant acknowledges that he/ she will deposit any Award Shares received (together with a stock power duly endorsed in blank) with an escrow agent appointed pursuant to Section 9 of the Plan.

3. Transfer Restrictions. None of the Award Shares shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee. The transfer restrictions shall lapse in accordance with
        Section 7 of the Plan. The Participant represents that he/she is acquiring the Award Shares for investment and that there is no present intention to transfer, sell or otherwise dispose of such shares, except as permitted pursuant to the Plan and in compliance with applicable securities laws. The Participant further agrees that he/she is acquiring the Award Shares in accordance with, and subject to, the terms, provisions and conditions of the Plan, and that these restrictions will bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

4. Forfeiture. The Award Shares shall be forfeited to the Company upon the Participant's termination of employment with the Company prior to the date the restrictions lapse as provided in Section 7 of the Plan, unless his employment terminates because of his death or disability.

5. Rights as a Stockholder. The Participant shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Issuance.

6. Governing Law. This Agreement shall be construed under the laws of the State of Delaware.

In Witness Whereof, the Company has caused this Award to be granted on the date first above written.


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U.S. OnLine Communications, Inc.


                                                          Accepted:_____________

By: _______________                                       Grantee:______________

        ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN GROSS INCOME
          IN YEAR OF TRANSFER UNDER INTERNAL REVENUE CODE SECTION 83(B)


        The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.      THE NAME, ADDRESS AND SOCIAL SECURITY NUMBER OF THE UNDERSIGNED ARE:





2.      DESCRIPTION OF PROPERTY WITH RESPECT TO WHICH THE ELECTION IS BEING
        MADE:

                ___ (__) shares of common stock of U.S. OnLine Communications, Inc., par value $.001 per share.

3.      THE DATE ON WHICH PROPERTY WAS TRANSFERRED IS MARCH 10, 1998.

                The taxable year to which this election relates is calendar year 1998.

4.      THE NATURE OF THE RESTRICTIONS TO WHICH THE PROPERTY IS SUBJECT IS:

                If, on or before March 10, 1999, the taxpayer ceases to be employed by U.S. OnLine Communications, Inc. (other than by reason of his/her death or disability) the taxpayer must resell the property transferred to U.S. OnLine Communications, Inc. for $.001 per share.

5.      FAIR MARKET VALUE:

                The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $.001 per share.

6.      AMOUNT PAID FOR THE PROPERTY:

                The amount paid by taxpayer for said property is $_____.

7.      FURNISHING STATEMENT TO EMPLOYER:

                A copy of this statement has been furnished to U.S. OnLine Communications, Inc.


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Dated: March 27, 1998               ________________________________ (Taxpayer)



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